Exhibit 99.2

PROXY FOR COMMON STOCK SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS FOR SPECIAL MEETING OF SHAREHOLDERS OF

FIRST ILLINOIS CORPORATION

TO BE HELD ON DECEMBER 17, 2026

The undersigned hereby appoints Brett A. Swallow and Matthew R. Fairchild, or any of them, with full power of substitution, as true and lawful agents and proxies to vote the stock of the undersigned at the Special Meeting of Shareholders of First Illinois Corporation, to be held at the Hickory Point Bank Building, 225 North Water Street, Decatur, IL 62523 on Thursday, December 17, 2026 at 10:00 a.m., local time, or any adjournment or adjournments thereof:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	Adoption of the Agreement and Plan of Merger, dated as of August 26, 2026, between First Financial Corporation (“FFC”) and First Illinois Corporation (“First Illinois”), and the approval of the transactions contemplated thereby, including the merger of First Illinois with and into FFC, with FFC as the surviving entity (the “Merger Proposal”).

☐ FOR         ☐ AGAINST         ☐ ABSTAIN

2.	Approval of one or more adjournments of the special meeting, if determined necessary and advisable, including adjournments to permit the further solicitation of proxies in favor of the Merger Proposal.

☐ FOR         ☐ AGAINST         ☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” BOTH OF THE PROPOSALS SET FORTH ABOVE, UNLESS A CONTRARY INSTRUCTION IS GIVEN. ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED IS HEREBY REVOKED.

Please sign here:

Dated: __________________, 2026
(Shareholder’s Signature)

Total Shares: _________________
(Co-Shareholder’s Signature)

NOTE: Please date proxy and sign it exactly as name or names appear above. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Corporation or LLC owners of shares should provide the full name of the corporation or LLC as well as the title of the authorized officer signing the proxy. Please return the signed proxy in the enclosed envelope.